Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-236236 on Form S-4 and Form S-1 of our report dated October 31, 2019 relating to the financial statements of PF2 SpinCo, Inc. (formerly PF2 SpinCo LLC). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 14, 2020